UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2015 (May 19, 2015)

LAREDO PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Laredo Petroleum, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting") on May 19, 2015. At the Annual Meeting, the Company's stockholders were requested to: (1) elect James R. Levy, Donald D. Wolf and Jay P. Still to serve on the Company's Board of Directors (the "Board") for terms of office expiring at the Company's 2018 Annual Meeting of Stockholders and thereafter until each of their successors is elected and qualified or his earlier resignation or removal; (2) ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015; and (3) approve an advisory (non-binding) resolution regarding the compensation of the Company's named executive officers. As of March 24, 2015, the record date for the Annual Meeting, there were 213,892,945 shares of common stock outstanding and entitled to vote at the Annual Meeting and a total of 198,866,144 (approximately 92.97%) were represented in person or by proxy at the Annual Meeting, constituting a quorum. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company's proxy statement filed on April 2, 2015:

1. Each of the Class II directors were elected to three-year terms. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
James R. Levy	188,352,568	1,383,328	9,130,248
Donald D. Wolf	188,284,327	1,451,569	9,130,248
Jay P. Still	186,922,249	2,813,647	9,130,248

2. Grant Thornton LLP was ratified as the Company's independent registered public accounting firm for 2015. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
198,554,602	215,713	95,829	0

3. The voting results for the advisory (non-binding) resolution regarding the compensation of the Company's named executive officers were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
187,893,747	1,753,928	88,221	9,130,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Dated: May 20, 2015	By:	/s/ KENNETH E. DORNBLASER
Kenneth E. Dornblaser
Senior Vice President & General Counsel